Exhibit 99.1

Arch Therapeutics Announces Appointment of Guy Fish to the Board

Brings Broad Industry Experience in Strategy and Execution

FRAMINGHAM, MA – January 4, 2021 – Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), a marketer and developer of novel self-assembling wound care and biosurgical devices, today announced the appointment of Guy Fish, M.D. to its Board of Directors.

Dr. Fish is a proven leader in the medical industry with deep experience and expertise as an operator, investor, board member and advisor to numerous healthcare and biotechnology companies. Dr. Fish earned a bachelor’s degree in biochemistry from Harvard University, as well as a MD and MBA from Yale University. Dr. Fish is currently the CEO of the Greater Lawrence Family Health Centers, an organization dedicated to providing superior community-based healthcare solutions by evolving the economic paradigm to embrace and succeed alternate payment models to achieve superior population health.

Terrence W. Norchi, M.D., Chief Executive Officer of Arch Therapeutics, stated, “I am delighted to welcome Guy Fish to the Board at Arch Therapeutics. Dr. Fish’s experience as a provider, advisor, director, investor, and pacesetter in relevant domains positions him well to help drive the future strategic direction of the company. He is joining the Board at an exciting time, and I look forward to working with him to build Arch Therapeutics into a global leader in advanced wound care. Guy's addition coincides with the resignation of Jim Sulat, who served for many years during the company’s early development. Jim regularly offered critical insight and I would like to personally thank him for his contributions, years of service, and dedication to the Company and our mission.”

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a biotechnology company developing a novel approach to stop bleeding (hemostasis), control leaking (sealant) and manage wounds during surgery, trauma, and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. Arch has received regulatory authorization to market AC5® Advanced Wound System and AC5 Topical Hemostat as medical devices in the United States and Europe, respectively. Arch's development stage product candidates include AC5-G, AC5-V and AC5 Surgical Hemostat, among others.,

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our ability to recruit additional field sales representatives and their effectiveness, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to produce commercial quantities of our products within projected timeframes, our ability to obtain the inclusion of our AC5® Advanced Wound System on targeted federal supply schedules, our ability to develop and commercialize products based on our technology platform, and market conditions, and our ability to establish additional commercialization partnerships and build a critical mass of field sales representatives. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Michael Abrams

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2333

Email: mabrams@archtherapeutics.com